UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	98-1356880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2025, Wave Life Sciences Ltd. (the “Company,” “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate of 15,789,475 of the Company’s ordinary shares, no par value (the “Firm Shares”), at a public offering price of $19.00 per Share (as defined below), and, in lieu of Shares to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,631,578 of the Company’s ordinary shares at a public offering price of $18.9999 per Pre-Funded Warrant, which represents the per share offering price for the Shares less the $0.0001 per share exercise price for each Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Underwriters have an option, exercisable for 30 days, to purchase up to an additional 2,763,157 of the Company’s ordinary shares (the “Optional Shares” and, together with the Firm Shares, the “Shares”) at the public offering price less underwriting discounts and commissions. The Underwriters exercised their option to purchase the Optional Shares in full on December 10, 2025. All of the securities of the Company in the Offering are being sold by the Company. The Offering is expected to close on or about December 11, 2025, subject to customary closing conditions.

The gross proceeds to the Company from the Offering are expected to be approximately $402.5 million before deducting underwriting discounts and commissions and other offering expenses, and including gross proceeds from the exercise of the Underwriters’ option to purchase the Optional Shares in full.

The Shares and Pre-Funded Warrants in the Offering will be issued pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-283122), which was filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2024 and became automatically effective upon the filing thereof. A prospectus and final prospectus supplement relating to the Offering (the “Final Prospectus Supplement”) will be filed with the Commission on December 10, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

The Pre-Funded Warrants are exercisable at any time after their original issuance and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of the original issuance date. Unless and until Company shareholder approval is obtained for the issuance of the Pre-Funded Warrant shares upon exercise of all or any portion of the Pre-Funded Warrants, a holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than, at the election of such holder, 4.99%, 9.99% or 19.99% of the number of ordinary shares outstanding or more than, at the election of such holder, 4.99%, 9.99% or 19.99% of the combined voting power of the Company’s securities outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to any other percentage not exceeding 19.99%, in the case of an increase, upon 61 days’ prior notice to the Company. The foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

A copy of the legal opinion of WongPartnership LLP relating to the validity of the issuance and sale of the Shares and ordinary shares issuable upon exercise of the Pre-Funded Warrants offered in the Offering is attached as Exhibit 5.1 hereto.

A copy of the legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the Pre-Funded Warrants offered in the Offering is attached as Exhibit 5.2 hereto.

Item 7.01	Regulation FD Disclosure.

Including the anticipated net proceeds from the Offering, the Company expects that its current cash and cash equivalents will be sufficient to fund operations into the third quarter of 2028. Potential future milestone and other payments to the Company under its GSK collaboration are not included in its cash runway. In addition, following the closing of the Offering, the Company expects to have approximately 187,693,059 ordinary shares outstanding.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 9, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 9, 2025, by and between the Company and Jefferies LLC, Leerink Partners LLC and BofA Securities, Inc.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of WongPartnership LLP.

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

99.1	Press Release of Wave Life Sciences Ltd., dated December 9, 2025, announcing the pricing of the underwritten offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date: December 10, 2025